UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 18, 2011

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

Box 566/1774 Summitview Way

Crestone, Colorado 81131

Address of Principal Executive Offices, Including Zip Code

(212) 758-6622

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY

ARRANGEMENTS OF CERTAIN OFFICERS.

Effective July 18, 2011, Dominic Bassani, the Company’s CEO,  agreed to extend his service to the Company for three years through December 31, 2014 through an extension/amendment of the existing agreement with Bright Capital, Ltd. pursuant to which Mr. Bassani currently serves the Company. The written extension agreement is in the process of being drafted/finalized and will be filed when completed and executed.

Effective July 18, 2011, Mark A. Smith, the Company’s Chairman, President and General Counsel, agreed to extend his service to the Company for an additional year through December 31, 2012 through an extension/amendment of his existing agreement. The written agreement is in the process of being drafted/finalized and will be filed when completed and executed.

ITEM 7.01  REGULATION FD DISCLOSURE.

On July 21, 2011, the Company has issued a press release related to the ‘Grand Opening’ event and publication of initial data from its Kreider Farms advanced micro-aerobic digester system (attached hereto as Exhibit 99.1) and has placed the press release and initial data on its website: www.biontech.com.

ITEM 8.01 OTHER EVENTS.

On July 21, 2011, the Company released and published initial data related to reduction of nitrogen and phosphorus by its Kreider Farms advanced micro-aerobic digester system and has placed the initial data on its website: www.biontech.com.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits:

Exhibit Number	Description

99.1	Press Release re Kreider Opening and Initial Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bion Environmental Technologies, Inc.

Date:  July 26, 2011

By: /s/ Mark A. Smith

       Mark A. Smith, President